Exhibit 99.2

Marizyme Announces IP Developments for DuraGraft® and its Pipeline of Products

JUPITER, FL, May 10, 2023 (GLOBE NEWSWIRE) — via NewMediaWire – Marizyme, Inc. (“Marizyme” or the “Company”) (OTCQB: MRZM), a multi-technology biomedical company focused on the accelerated development and commercialization of medical technologies that improve patient health outcomes, announced today that it has recently received additional granted patents and notices of allowance for three of its core technologies in several key markets further strengthening the Company’s intellectual property.

Patents have recently been granted in the United States, India, South Korea, and Vietnam covering the Company’s flagship commercial product, DuraGraft™, and patent applications have additionally been allowed in Canada and Vietnam. The issued patents and allowed patent applications protect DuraGraft, a first-in-class CE marked intra-operative graft storage solution used during bypass surgeries. DuraGraft protects vascular grafts against ischemic injury during bypass surgeries thereby reducing the incidence of complications associated with vein graft failure, leading to improved clinical outcomes. DuraGraft is the only approved product to preserve and protect vascular grafts during bypass and other vascular surgeries.

“The countries recently allowing or granting these patents represent large and rapidly expanding cardiac surgery markets and significantly expand our patent estate for DuraGraft and present tremendous commercialization and licensing opportunities for us,” said David Barthel, Marizyme’s CEO.

The DuraGraft patent portfolio now includes granted patents and pending applications in over 30 countries throughout the world, including patents granted in the United States, Europe, Australia, India, Argentina, South Africa, Mexico, and several Asian countries, and related applications pending in the US and other countries.

Another patent application covering Marizyme’s Krillase™ enzyme technology was recently allowed in Europe resulting in additional patent protection. The patents relate to mixtures of enzymes from Antarctic krill for use in the treatment of a disease related to, or an inflammatory condition caused by, a biofilm formed on a soft tissue of a mammal with the treatment including treating soft tissue with Krillase to remove or prevent formation of a biofilm. The soft tissue can be a mucosa or an epithelium of the skin. The enzyme technology can be used for treating or preventing a biofilm of a surface of a graft or graft contact area, a chronic or an acute wound, or a burn wound, and to treat reflux, oral mucositis, and aphtha.

Additionally, a patent application covering Marizyme’s MATLOC™ technology was also recently allowed in Europe. The patent application relates to a method for mixing two reagents to produce a detectable reaction in a microfluidic chip. The method allows for the detection of albumin and/or creatinine using a passive mixing microfluidic chip for chronic kidney disease assessment.

Marizyme’s global patent and IP portfolio is managed by Dentons US LLP, the world’s largest law firm with hundreds of patent lawyers and IP professionals in more than 80 countries. Dentons US LLP provides quality seamless legal services on an international scale. Dentons has been consistently ranked for the past years as a top leading life sciences and health care law firm. “Joining forces with Dentons has allowed Marizyme to step up innovation, growth and value creation in markets around the world, which is important as we continue to expand and protect our intellectual property,” said David Barthel.

About Marizyme:

Marizyme, based in Jupiter, FL is a multi-technology biomedical company focused on the accelerated development and commercialization of medical technologies that improve patient health outcomes. The Company’s flagship product, DuraGraft™, is an intra-operative vascular graft storage solution that inhibits endothelial damage and leads to improved clinical outcomes by reducing the incidence of complications associated with vein graft failure in bypass surgery. DuraGraft is approved for use in the EU and several Asian countries but is not yet approved for use in the U.S. Marizyme is also focused on the development and marketing of products based on proprietary Krillase and MATLOC platforms. Krillase and MATLOC-based products are not approved for use in the U.S. For more information about Marizyme, visit www.marizyme.com.

For information relating to the IP of Marizyme, Inc. please contact info@marizyme.com or 914-714-8615.

Forward Looking Statements

This press release contains statements that do not relate to historical facts but are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business of the Company, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control, including the risks described in the Company annual reports on Form 10-K under the heading “Risk Factors” as filed with the SEC. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof. Unless otherwise required by law, the Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

For more information please contact:

Harrison Ross, Marizyme, Inc.

561-433-6626

Hross@marizyme.com